Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2003 Stock Option Plan, 2007 Stock Plan, 2012 Equity Incentive Plan, and 2012 Employee Stock purchase Plan of Silver Spring Networks, Inc. of our report dated February 12, 2013, with respect to the consolidated financial statements of Silver Spring Networks, Inc. included in the Registration Statement on Form S-1, as amended (Registration No. 333-175393).

/s/ Ernst & Young LLP

Redwood City, California
March 13, 2013